EXHIBIT V

                    AHP BIOTECH HOLDINGS, INC.
               FIVE GIRALDA FARMS, MADISON NEW JERSEY 07940


                                   December 17, 1996

VIA FACSIMILE AND FEDERAL EXPRESS

The First National Bank of Boston
Blue Hills Office Park
150 Royall Street
Canton, Massachusetts 02021
Attention:     Shareholder Services Division
               Mail Stop 45-02-16
               (1991 Genetics Institute, Inc. Depositary Agreement)

Dear Sirs:

     Reference is made to the Depositary Agreement dated as of January 16, 1992 (the "Agreement") among American Home Products Corporation, AHP Biotech Holdings, Inc. ("Holdings"), Genetics Institute, Inc. and The First National Bank of Boston, as depositary (the "Depositary"). Terms not defined herein shall have the meanings assigned to such terms in the Agreement.

     Pursuant to Section 2.03(a) of the Agreement, Holdings hereby delivers to the Depositary the Notice of Exercise notifying the Depositary that (i) Holdings shall purchase 11,888,315.80 shares of New Common Stock (which number is equal to the total number of Shares of New Common Stock held by the Depositary on December 15, 1996) plus any additional shares of New Common Stock issued after December 15, 1996 and prior to the closing date referred to in subsection (ii) of this paragraph; and (ii) the closing for the purchase of such Shares shall be held on December 31, 1996 at 3:30 p.m. at the offices of Holdings at Five Giralda Farms, Madison, New Jersey 07940.

                                   Sincerely,


                                   AHP BIOTECH HOLDINGS, INC.

                                   By:  /s/ Robert G. Blount
                                        Robert G. Blount
                                        Vice President




cc:  Genetics Institute, Inc.
     87 CambridgePark Drive
     Cambridge, Massachusetts 02140
     Attention: Gabriel Schmergel

     Hale and Dorr
     60 State Street
     Boston, Massachusetts 02109
     Attention: Paul Brountas, Esq.

     Shipman & Goodwin
     One American Row
     Hartford, Connecticut 06105-2815
     Attention: Daniel P. Brown, Jr., Esq.